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                          ADMINISTRATIVE SERVICES AGREEMENT
                                       BETWEEN
                           UNITED WISCONSIN SERVICES, INC.
                                         AND
                        HMO OF WISCONSIN INSURANCE CORPORATION



     This Agreement, effective November 1, 1994, is by and between United Wisconsin Services, Inc. ("UWSI") and HMO of Wisconsin Insurance Corporation ("HMOW").

     WHEREAS, HMOW is the underwriter of HMO Products and POS Products pursuant to joint venture agreements that UWSI has entered into with HMOW, HMO-W, Incorporated, Blue Cross & Blue Shield United of Wisconsin, U-Care HMO, Inc., University Health Care, Inc. and other affiliated entities (the "Joint Venture Agreements");

     WHEREAS, HMOW desires to obtain certain administrative services from UWSI in relation to these products; and

     WHEREAS, UWSI desires to provide certain administrative services to HMOW in relation to these products.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     For purposes of this Agreement, the following terms shall apply:

     A. "HMO PRODUCTS" shall mean the health maintenance organization plans underwritten and/or administered by HMOW pursuant to the Joint Venture Agreements.

     B. "POS PRODUCTS" shall mean point of service plans, the HMO portion of which is underwritten by HMOW and the indemnity portion of which is underwritten by Blue Cross or an affiliate of Blue Cross that is licensed to underwrite indemnity insurance business pursuant to the Joint Venture Agreements.


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                                      ARTICLE II

                                 OBLIGATIONS OF UWSI

     UWSI shall provide administrative services to HMOW which may include the following:

A.   Actuarial Services
B.   Accounting Services
C.   Financial Reporting Services
D.   Management Information Services
E.   Legal Services
F.   Investment Management Services
G.   Financial Audit Services
H.   Information Systems Support Services
I.   Corporate Communications Services
J.   Medical Director Services
K.   Medical Consultant Services
L.   Health Policy/Pricing Services
M.   Utilization Management Services


                                     ARTICLE III

                                     COMPENSATION

     As consideration for providing administrative services to HMOW, UWSI shall be compensated by HMOW on a cost basis, such that all administrative profit remains with the HMO Products and POS Products. In addition, UWSI may incur certain expenses for the benefit of HMOW, including, but not limited to, advertising, external auditors, outside management fees, insurance and payments due under service contracts and royalty agreements related to the Joint Venture Agreements. At such time as payment is made by UWSI for said expenses, the expenses will be charged to HMOW.


                                      ARTICLE IV

                                    RECORDKEEPING

     UWSI shall maintain at its principal office, for the duration of this Agreement and for six years thereafter, this Agreement and the books and records of all transactions between itself and HMOW. Such books and records shall be maintained according to the generally accepted standards of insurance business recordkeeping.

     HMOW, its employees, or authorized representatives may inspect all such books and records to the extent necessary to assure compliance with this Agreement and to fulfill its obligations under applicable state law. UWSI shall make such books and records available to


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HMOW at UWSI's principal office during regular business hours and upon reasonable advance notice.

     UWSI shall make its books and records available for examination, audit or inspection by agents or representatives of state insurance regulators, as required by applicable state law.

     UWSI shall furnish to HMOW such reports relating to the business which is the subject of this Agreement as and when HMOW may reasonably require.


                                      ARTICLE V

                                 TERM AND TERMINATION

     This Agreement shall be effective November 1, 1994, and shall continue in effect through October 31, 1999. Thereafter, it shall renew for additional five
(5) year terms unless either party terminates upon thirty (30) days prior
written notice.   Notwithstanding the foregoing, this Agreement shall terminate at such time as the Service Agreement by and between UWSI and Community Health Systems, L.L.C., terminates.

     Termination of this Agreement shall not limit the obligation or liabilities of either party incurred but not discharged prior to termination.


                                      ARTICLE VI

                                  GENERAL PROVISIONS

     A. Each party shall comply with all applicable state laws and regulations.

     B. In the event that either HMOW or UWSI receives from a state insurance regulator any complaint or inquiry related to business subject to this Agreement, the party receiving such complaint or inquiry shall promptly forward to the other a copy of such complaint or inquiry and shall provide, at the other's request, access to or copies of all information in its possession pertaining to such complaint or inquiry.

     C. UWSI's relationship with HMOW shall be that of an independent contractor. It is not the intent of the parties to create, nor should this Agreement be construed to create, a partnership, or an employment relationship between HMOW, its officers, employees, agents, or representatives and UWSI, its officers, employees, agents, or representatives.

     D. UWSI agrees to indemnify and hold harmless HMOW, its officers, directors, employees, agents or representatives for any and all claims, demands, liabilities, fines, assessments, damages and costs, including reasonable attorneys' fees, arising out of or caused by any negligent act, error or omission of UWSI, its officers, directors, employees, agents or representatives. This indemnification by UWSI does not apply to any act, error or omission of HMOW, its officers,


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directors, employees, agents or representatives.

     E. HMOW agrees to indemnify and hold harmless UWSI, its officers, directors, employees, agents or representatives for any and all claims, demands, liabilities, fines, assessments, damages and costs, including reasonable attorneys' fees, arising out of or caused by any negligent act, error or omission of HMOW, its officers, directors, employees, agents or representatives. This indemnification by HMOW does not apply to any act, error or omission of the UWSI, its officers, directors, employees, agents or representatives.

     F. Written notice required under this Agreement shall be given by U. S. mail and addressed as follows:

     To HMOW:

     Devon W. Barrix, President
     HMO of Wisconsin Insurance Corporation
     840 Carolina Street
     Sauk City, WI  53583

     To UWSI:

     Thomas R. Hefty, Chairman, President and Chief Executive Officer United Wisconsin Services, Inc.
     401 West Michigan Street
     Milwaukee, WI  53203

     G. No party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. Such approved assignment or delegation shall inure to the benefit of the parties, their successors and their permitted assigns or delegates.

     H. The rights of any party to enforce any provision of this Agreement shall not be affected by its prior failure to require the other party's performance under such provision or any other provision. No right under this Agreement shall be deemed to have been waived unless such waiver is in writing and signed by the party making the waiver.

     I. This Agreement constitutes the entire agreement between the parties and creates no rights or duties other than as expressly provided herein. Unless otherwise provided in this Agreement, any amendment to this Agreement must be in writing, executed by, and delivered to, each of the parties.

     J. In the event that a court, regulator, or administrative judge of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, such declaration shall have no effect on the validity or enforceability of the remainder of this Agreement.

     K. This Agreement shall be construed according to the laws of the State of Wisconsin.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and effective as of the above stated date.

UNITED WISCONSIN SERVICES, INC.    HMO OF WISCONSIN INSURANCE
               CORPORATION

By:                                     By:
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Title:                                  Title:
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